Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-1 (No. 333-274199 and 333-280742), Forms S-3 (No. 333-238721, 333-284477, and 333-290713), and Forms S-8 (No. 333-225864, 333-237498, 333-254171, 333-263675, 333-270362, 333-277901, and 333-285752), of our report dated March 19, 2026, with respect to the consolidated financial statements of electroCore, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Morristown, NJ

March 19, 2026